UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2024, Blue Owl Capital Corporation (the “Company”) entered into the Second Amendment to that certain Amended and Restated Senior Secured Revolving Credit Agreement (the “Second Amendment”), which amends that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 26, 2022 (as amended by the First Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 17, 2023 and as further amended by the Second Amendment, the “Credit Agreement”). The parties to the Second Amendment include the Company, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 5.9 therein, the lenders party thereto and Truist Bank, as Administrative Agent. The Second Amendment, among other things, (i) solely with respect to the commitments of extending lenders, extends the revolver availability period from November 2027 to November 2028, (ii) solely with respect to the commitments of extending lenders, extends the scheduled maturity date from November 2028 to November 2029, (iii) increases the total facility amount from $2,630,000,000 to $2,985,000,000, (iv) increases the accordion provision to permit increases to a total facility amount of up to (A) prior to the OBDE Merger Date (as defined in the Credit Agreement) $4,500,000,000 and (B) following the OBDE Merger Date, $5,500,000,000, (v) reduces the unused fee from 0.375% to 0.350% on all unused commitments, (vi) solely with respect to the loans of extending lenders, reduces the applicable margin to (x) if the Gross Borrowing Base is greater than or equal to 2.0 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.525% per annum, (B) with respect to any Term Benchmark Loan, 1.525% per annum, and (C) with respect to any RFR Loan, 1.525% per annum, (y) if the Gross Borrowing Base is less than 2.0 times the Combined Debt Amount and greater than or equal to 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.650% per annum, (B) with respect to any Term Benchmark Loan, 1.650% per annum, and (C) with respect to any RFR Loan, 1.650% per annum or (z) if the Gross Borrowing Base is less than 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.775% per annum, (B) with respect to any Term Benchmark Loan, 1.775% per annum, and (C) with respect to any RFR Loan, 1.775% per annum, (vii) reduce the credit adjustment spread for Term Benchmark Loans from 0.10% for one-month tenor Loans, 0.15% for three-month tenor Loans and 0.25% for six-month tenor Loans to 0.10% for all Loan tenors, and (viii) resets the minimum shareholders’ equity test.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 22, 2024, by and among Blue Owl Capital Corporation, the Lenders party thereto and Truist Bank, as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

November 25, 2024	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Operating Officer and Chief Financial Officer